UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 8, 2004
Date of Report (Date of earliest event reported)

LIBERTY STAR GOLD CORP.
(Exact name of registrant as specified in its charter)

NEVADA	000-50071	27-0019071
(State or other jurisdiction of	(Commission File	(IRS Employer Identification
incorporation)	Number)	No.)

2766 N. Country Club Rd., Tucson, Arizona	85716
(Address of principal executive offices)	(Zip Code)

520-721-1375
Registrant's telephone number, including area code

ITEM 5.     OTHER EVENTS

Liberty Star Gold Corp., (OTCBB: LBTS) is pleased to announce today that it has arranged a private placement of securities for gross proceeds of USD $2,000,000. The Company will issue 1,600,000 units, each unit priced at $1.25 and comprised of one common share and one half share purchase warrant. A whole warrant is exercisable for one additional common share at a price of $1.75 per share, and may be exercised for two years. The securities have not been registered and are therefore restricted pursuant to Rule 144 under the U.S. Securities Act of 1933. The offering was arranged to investors outside the United States and was not made available to any US resident or citizen. The Company intends to use the proceeds of the private placement to develop the Company’s mineral properties in Alaska and for working capital purposes.

The Company also wishes to announce the appointment of Mr. Jon R. Young of Tucson, Arizona as its CFO effective immediately. Mr. Young is CEO of Oracle Capital Advisors, Ltd., and has more than 30 years of experience in providing clients with business consulting services. He has extensive experience in international tax issues, forensic accounting, and facilitation of business divestitures, business valuation and tax consulting.

Mr. Young was President of Jon R. Young Company PC, an accounting practice limited to providing litigation support, and for 13 years was a partner with the Tucson office of KPMG Peat Marwick. Mr. Young holds a bachelor of science degree in Business Administration from the University of Arizona. He is a member of the American Institute of Certified Public Accountants, the Arizona Society of Certified Public Accountants and the National Association of Certified Valuation Analysts.

ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description

99.1	Press release dated June 8, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY STAR GOLD CORP.

Date: June 8, 2004
	By:	/s/ Gary Musil

GARY MUSIL
Secretary, Director